Exhibit 99.1

Corporate Presentation 25 th January 2023 Nasdaq : NMRD

Forward - Looking Statements This presentation includes forward - looking statements that are subject to many risks and uncertainties. These forward - looking statements, such as statements about Nemaura’s short - term and long - term growth strategies, can sometimes be identified by use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive,” and similar words. These statements involve many risks and uncertainties that may cause actual results to differ from what may be expressed or implied in these statements. These risks are discussed in Nemaura’s filings with the Securities and Exchange Commission (the “Commission”), including the risks identified under the section captioned “Risk Factors” in Nemaura’s Annual Report on Form 10 - K filed with the Commission on June 29, 2022 as the same may be updated from time to time. Nemaura disclaims any obligation to update information contained in these forward - looking statements whether as a result of new information, future events, or otherwise.

What is the market space Nemaura is trying to address?

A recent article in Forbes 1 states: People with diagnosed diabetes incur average medical expenditures of $ 16 , 752 per year , of which about $ 9 , 601 is attributed to diabetes . The CDC estimates that 96 , 000 , 000 adults ( 38 % of the population) in the United States are pre - diabetic and 80 % of them do not know that they have it! O ver 11 % of the US population is known to be diabetic ; that translates into 37 , 300 , 000 people . Compounding the problem are approximately estimated 8 , 500 , 000 people who have diabetes but remain undiagnosed .

To address this, we developed a Non - invasive daily wear continuous Glucose sensor targeting: Clinical Market: Type 2 diabetes: >60 million people in Europe 2 Consumer market: Pre - diabetes and Obesity: >90 million people 1 in USA [This market is currently deemed to be the largest opportunity for Nemaura ]

Our Goals and What we have delivered so far..




sugarBEAT
Good morning,
Samantha
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09:03
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10.6
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TARGET: Develop sugarBEAT® a wearable device form factor (see image on left).
STATUS: Complete

TARGET: Complete Pivotal clinical program and obtain CE approval
STATUS: Complete

TARGET: Receive first purchase order for sugarBEAT®
STATUS: Complete – 200K sensors/5K devices

TARGET: Receive Purchase orders for Middle East / MENA
STATUS: Complete - 1.7m sensor/17K devices (provisional order pending completion of registration in KSA)

Our Goals and What we have delivered so far.. TARGET: Develop a a Metabolic health and diabetes management program leveraging off sensor platform STATUS: Complete: BEATdiabetes.life & Miboko.com TARGET: Develop launch plans for BEAT®diabetes and Miboko . STATUS: Entered into preliminary agreement with Eversana , who have a 6000+ strong team and the required infrastructure to help take Nemaura’s programs through to large scale deployment. TARGET: Obtain FDA approval for sugarBEAT ® STATUS: BIMO and GMP audits undertaken by FDA – further updates to be provided in due course.

Future targets.. TARGET: Obtain FDA approval for sugarBEAT ® TARGET: Scale - up manufacture to support sales in UK, Europe & and Middle East through licensees TARGET: Build market share in USA with employers and insurers, for the BEAT®diabetes and Miboko (non - medical) programs. TARGET: Launch sugarBEAT ® ‘Direct - to - Consumer’ in major European territories and additional territories accepting CE approval as part of product registration, targeting over 50 million people with diabetes in Europe with a Class 2b approved medical device with prospective partners/licensees. TARGET: Commercial exploitation of the metabolic health and wellbeing market using the sensors, initially targeting over 87 million people in the USA with pre - diabetes 1

sugarBEAT ® Example of Volunteer data compared with BGM and Invasive CGM Blue: Finger Prick BGM (Blood glucose meter) Red: Invasive CGM sugarBEAT® Raw data presented (prior to algorithmic conversion, demonstrating tight correlation)

sugarBEAT ® Example of Volunteer data (Non - diabetic)

Product Positioning Medical: sell sugarBEAT ® sensors Diabetes Management (non - medical): BEATdiabetes program and sensors Consumer health and wellbeing: Miboko sensor and app

Product Positioning – Medical sugarBEAT® CGM sales through Licensee(s) – no further marketing spend required on Nemaura’s part thus minimizing cost of sales. Support UK Licensee: Licensee engaged in studies designed to support reimbursement from the UK government. Middle East: Provisional order received subject to completion of registration in KSA, for 1.7 million sensors over 2 years. Expected registration by end Q1 2023

Product Positioning – Type 2 Type 2 Diabetes management and reversal using BEATdiabetes program and sensors • Signed term sheet with Eversana who have a 6000+ salesforce, to sell the program B to B. • Aiming for reimbursement for T2 diabetes management

Product Positioning – Consumer Metabolic health and wellbeing: Miboko app • Phase 1 Beta running • Piloting with NHS in UK • Positive feedback thus far • Aiming for reimbursement for preventative medicine/high risk persons • Targeting partnership/collaborations in 2023

Marketing Strategy – Plug - in Recent feedback suggests there is a significant business case to offer the Metabolic health program (from Miboko ), and the proBEAT sensor and auto - generated progress report as plug - ins to existing diabetes management and metabolic health programs. In the USA alone there are over 2000 3 such organisations Nemaura can target. This would further minimize the need for infrastructure and associated costs to Nemaura .

Competitive landscape Noom: Over 50 million Subscribers, >$400m Revenues in 2020 5 Miboko USP: A holistic Metabolic health approach to weight loss and better health supported using our proprietary wearable sensor that gives an insight in to what’s really happening inside the body

sugarBEAT ® Regulatory Status ▪ CE Approved Class 2b Medical Device in Europe ▪ FDA PMA submitted and in review • FDA Bio - monitoring Division (BIMO) Audit conducted in December 2021 at Nemaura’s UK facility. A single 483 observation was issued. Company submitted a full and complete response to FDA in January 2022. • FDA Pre - market inspection covering FDA’s Quality System/Current Good Manufacturing Practice regulations for Medical Devices (21 CFR Part 820) completed in Q2 2022. Full response sent and company continues dialogue in relation to the application. Further updates to be provided in due course.

CONTINUOUS LACTATE MONITORING Assists in threshold maximization in performance athletes Early identification of tissue hypoperfusion or shock for aggressive early resuscitation of critically ill patients to improve the their chances of survival BODY TEMPERATURE MONITORING Gives a more accurate and large data set. For monitoring viral infections and lower limb blood circulation tracking the effectiveness of drugs Wearable temperature sensors market is expected to register a CAGR of 8.3% during the forecast period 2021 - 2026 6 Future Product Opportunities Leveraging the BEAT ® Technology A rich portfolio of additional products to complement existing offering and contribute to increased revenues

ALCOHOL MONITORING Support personal health goals and provide warnings prior to driving. Provide physicians with individual’s drinking habits. Prevention of progression - to - alcohol - related disease DRUG MONITORING Monitoring the impact of drugs and personalized treatment plan for patients. Global therapeutic drug monitoring device market estimated to reach $3.37B by 2024 7 Future Product Opportunities Leveraging the BEAT ® Technology

Intellectual Property ▪ IP consists of several Filed Patents and substantial know - how ▪ Some sensor - related patents are not yet published, relating to novel device and composition

Summary ▪ Revenue generating and ramp - up in revenues anticipated through sales and potential new partnerships ▪ First mover advantage with the non - invasive sensor platform ▪ Simple subscription - based revenue generation models. ▪ Highly Scalable business model with potential for rapid growth and product introductions in the consumer space (non - regulated market) as well as in the clinical space.

References 1. https://www.forbes.com/sites/stephenbrozak/2022/11/07/diabetesthe - pandemic - is - here - how - do - we - treat - it/?sh=114c799b65be 2. https://www.who.int/europe/health - topics/diabetes#tab=tab_1 3. https://www.cdc.gov/diabetes/library/reports/reportcard/national - dpp.html